UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 30, 2018 (October 30, 2018)

Apollo Investment Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00646	52-2439556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9 West 57th Street,
New York, NY 10019
(Address of Principal Executive Offices) (Zip Code)
(212) 515-3450
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02	Results of Operations and Financial Condition
On October 30, 2018, Apollo Investment Corporation (the “Registrant”) issued a press release announcing its financial results for the quarter ended September 30, 2018.  The text of the press release is included as Exhibit 99.1 to this Form 8-K.
The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Information
Stock Repurchase Plan
The Registrant issued a press release, filed herewith as Exhibit 99.1, and by this reference incorporated herein, on October 30, 2018 announcing a new $50 million stock repurchase plan (the “Repurchase Plan”). The Repurchase Plan is in addition to the Registrant's existing share repurchase authorization, of which approximately $3.3 million of repurchase capacity remains. Accordingly, the Registrant now has approximately $53.3 million available for stock repurchase under its Repurchase Plan.

Reverse Stock Split
The Registrant issued a press release, filed herewith as Exhibit 99.1, and by this reference incorporated herein, on October 30, 2018 announcing that on October 30, 2018 the Registrant’s board of directors approved a one-for-three reverse stock split (the “Reverse Stock Split”) of the Registrant’s shares of common stock (the “Shares”). The Reverse Stock Split is expected to take effect one November 30, 2018 (the “Effective Time”). At the Effective Time, every three issued and outstanding Shares will be converted into one Share. As a result of the Reverse Stock Split, for example, if the one-for-three reverse stock split were effective as of September 30, 2018, the number of outstanding shares of the Company’s common stock would be reduced from 212,056,994 to approximately 70,685,665, subject to adjustments due to potential stock repurchases and the cancellation of fractional shares associated with the reverse stock split.
No fractional shares will be issued in connection with the Reverse Stock Split and fractional shares shall be eliminated by paying cash for the fair value of a fractional share of Shares. The Reverse Stock Split will apply to all of the Registrant’s outstanding Shares and therefore will not affect any shareholder’s relative ownership percentage. Shareholders will receive information from the Registrant’s transfer agent or their broker-dealer regarding their holdings of Shares following the Reverse Stock Split. Shareholders are not required to take any action to effectuate the exchange of their stock.
The information disclosed under this Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit
99.1	Press Release, dated October 30, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORP.

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Chief Legal Officer and Secretary
Date: October 30, 2018